                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               HABERSHAM BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                HABERSHAM BANCORP

                                Highway 441 North
                                  P.O. Box 1980
                             Cornelia, Georgia 30531
                                 (706) 778-1000

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SATURDAY, APRIL 18, 1998.

To the Shareholders of HABERSHAM BANCORP:

       Notice is hereby given that the annual meeting of shareholders of Habersham Bancorp (the "Company") will be held on Saturday, April 18, 1998, at 1:00 p.m., in the Central Office of Habersham Bank at Highway 441 North, Cornelia, Georgia, for the following purposes:

       (1)    To elect the directors for the ensuing year; and

       (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on March 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

       All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                                   By Order of the Board of Directors,




                                   /s/ David D. Stovall

                                   David D. Stovall
                                   President and Chief Executive Officer


March 19, 1998

                                HABERSHAM BANCORP

                                Highway 441 North
                                  P.O. Box 1980
                             Cornelia, Georgia 30531

                                 PROXY STATEMENT

                       -----------------------------------

                                  INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Habersham Bancorp (the "Company"), for use at the annual meeting of shareholders to be held on Saturday, April 18, 1998, at 1:00 p.m., in the Central Office of Habersham Bank at Highway 441 North, Cornelia, Georgia, and at any adjournments thereof. This Proxy Statement and the form of proxy were first mailed to shareholders on or about March 19, 1998. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned but specifications are not made, the proxy will be voted FOR the election of the nominated directors. Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to Edward D. Ariail, Vice President and Secretary of the Company, at the Company's Central Office, either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

       The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

       As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value (the "Stock"), authorized, of which 2,411,267 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

       A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. Abstentions and broker non-votes (which are described below) will be counted in determining whether a quorum exists. Directors are elected by a plurality of the votes cast by the shares entitled to be voted in such election. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, votes withheld by shareholders present at the annual meeting who do not choose to vote in the election of directors will have no effect on the outcome of the election.

       All other matters that may be considered and acted upon by the shareholders at the annual meeting require that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a proposal is approved by the shareholders. Abstentions and broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters are treated as "true abstentions" under Georgia law and not as negative votes. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on other proposals that may be brought before the meeting.

                                   THE COMPANY

       The Company was organized in 1984 as a bank holding company under the laws of the State of Georgia. The Company's bank subsidiaries, Habersham Bank and Security State Bank, engage in general commercial banking business. Habersham Bank also provides data processing services to financial institutions. The Company has one direct nonbank subsidiary, The Advantage Group, Inc., and three indirect nonbank subsidiaries, BancMortgage Financial Corp., Appalachian Travel Service, Inc. and Advantage Insurers, Inc. The Advantage Group, Inc. engages in the development and marketing of personal computer software, provides management consulting advice to depository institutions and administers the Company's Kids' Advantage banking program. BancMortgage Financial Corp. is a full service mortgage lending and servicing subsidiary located in the northern Atlanta metropolitan area. Appalachian Travel Service, Inc. is a full service travel agency located in Cornelia, Georgia. Advantage Insurers, Inc. is an insurance agency located in Cornelia, Georgia that offers a full line of property, casualty and life insurance products.

                               OWNERSHIP OF STOCK

                           Principal Holders of Stock

       On March 8, 1998, the Company had 596 shareholders of record. The following table sets forth the persons who beneficially owned, as of March 8, 1998, 5% or more of the outstanding shares of Stock to the best information and knowledge of the Company. According to rules adopted by the Securities and Exchange Commission, one is a "beneficial owner" of securities if one has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power with respect to, his or her shares.

Name and Address of                 Amount and Nature of            Percent
Beneficial Owner                    Beneficial Ownership            of Class (1)
-------------------                 --------------------            ------------
John Robert Arrendale                    225,847 (2)                   9.37%
200 Hillcrest Heights
Cornelia, Georgia  30531

Thomas A. Arrendale, III                 654,361 (3)(4)               27.05%
P. O. Box 558
Baldwin, Georgia  30511

Cyndae Arrendale Bussey                  510,776 (3)                  21.18%
P. O. Box 558
Baldwin, Georgia  30511

Name and Address of                 Amount and Nature of            Percent
Beneficial Owner                    Beneficial Ownership            of Class (1)
-------------------                 --------------------            ------------
David D. Stovall                         165,447 (5)                   6.72%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia  30531

Footnotes
---------

(1) The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual identified in the table.

(2) Includes 2,812 shares owned by Mr. Arrendale's spouse.

(3) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositve authority with respect to the shares owned by each partnership.

(4) Includes 7,500 shares subject to options exercisable on or before May 5, 1998.

(5) Includes 105,248 shares owned of record by Mr. Stovall and his wife, 10,881 shares owned of record by Mr. Stovall jointly with his wife and daughter, and 49,318 shares subject to options exercisable on or before May 5, 1998. Excludes 5,191 shares (as of the latest available evaluation of September 30, 1997) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

                            Stock Owned by Management

       The following table sets forth the number and percentage ownership of shares of Stock beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group, as of March 6, 1998. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares.

                                    Number of Shares                Percentage
Name and Address (1)                Beneficially Owned              of Total (2)
--------------------                ------------------              ------------

Directors:

Thomas A. Arrendale, Jr. (3)             7,500  (4)                     *
Thomas A. Arrendale, III (3)           654,361  (4)(5)                 27.05%
James J. Holcomb                        26,477  (4)                     1.09%
James A. Stapleton, Jr.                  7,950  (4)(6)                      *
David D. Stovall (7)                   165,447  (8)                     6.72%
C. Kenneth White                       114,163  (9)                     4.72%
Calvin R. Wilbanks                      10,000  (4)                     *

Named Executive Officers:

Robert S. Cannon                        37,000  (10)                    1.51%
Daryl Grinstead                         28,033  (11)                    1.15%
C. Mickle Moye                          32,459  (12)                    1.34%
Anthony L. Watts                        34,500  (13)                    1.41%

All Directors and Executive
Officers as a Group (16 persons)     1,334,367  (14)                   48.18%

Footnotes
---------

(*)  Indicates less than 1%.

(1) Addresses for the Company's executive officers are the same as the address of the Company: P. O. Box 1980, Highway 441 North, Cornelia, Georgia 30531. The directors' addresses are as follows: Mr. Arrendale Jr. and Mr. Arrendale III: P.
O. Box 558, Baldwin, Georgia 30511; Mr. Holcomb: P. O. Box 437, Clarksville, Georgia 30523; Mr. Stapleton: P. O. Box 40, Cornelia, Georgia 30531; Mr. White:
509 Mt. Sinai, Dalton, Georgia 30720; Mr. Wilbanks: Route 1, Box 1888, Demorest, Georgia 30535.

(2) The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

(3) Thomas A. Arrendale, Jr. and Thomas A. Arrendale, III are father and son.

(4) Includes 7,500 shares subject to options exercisable on or before May 5, 1998.

(5) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositve authority with respect to the shares owned by each partnership.

(6) Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(7) Mr. Stovall is also an executive officer of the Company.

(8) Includes 105,248 shares owned of record by Mr. Stovall and his wife, 10,881 shares owned of record by Mr. Stovall jointly with his wife and daughter, and 49,318 shares subject to options exercisable on or before May 5, 1998. Excludes 5,191 shares (as of the latest available evaluation of September 30, 1997) held in Mr. Stovall's account in the Savings Plan, as to which Mr. Stovall has no voting or investment power.

(9) Includes 7,928 shares subject to options exercisable on or before May 5, 1998 and 103,945 shares registered to Lexus Industries of Georgia and with respect to which Mr. White may be deemed to have sole voting and investment power.

(10) Includes 5,000 shares owned jointly by Mr. Cannon and his wife and 32,000 shares subject to options exercisable on or before May 5, 1998. Excludes 140 shares (as of the latest available evaluation of September 30, 1997) held in Mr. Cannon's account in the Savings Plan, as to which Mr. Cannon has no voting or investment power.

(11) Includes 18,000 shares subject to options exercisable on or before May 5, 1998. Excludes 3,020 shares (as of the last available evaluation of September 30, 1997) held in Mr. Grinstead's account in the Savings Plan, as to which Mr. Grinstead has no voting or investment power.

(12) Includes 609 shares owned jointly by Mr. Moye and his children and 19,318 shares subject to options exercisable on or before May 5, 1998. Excludes 514 shares (as of the last available evaluation of September 30, 1997) in the Savings Plan, as to which Mr. Moye has no voting or investment power.

(13) Includes 2,500 shares owned jointly by Mr. Watts and his wife and 32,000 shares subject to options exercisable on or before May 5, 1998. Excludes 140 shares (as of the latest available evaluation of September 30, 1997) in the Savings Plan, as to which Mr. Watts has no voting or investment power.

(14) Of the indicated shares, 358,453 shares are subject to options exercisable on or before May 5, 1998. Excludes 15,156 shares (as of the latest available evaluation of September 30, 1997) held in accounts for the benefit of the Company's executive officers under the Savings Plan, as to which participants have no voting or investment power.

                        PROPOSAL 1: ELECTION OF DIRECTORS

                                    Nominees

       The Board of Directors proposes that the nominees listed below be elected as directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

       If any of such nominees becomes unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

       The following table sets forth, for each director, his name and age at December 31, 1997, the year he was first elected as a director of the Company, his position with the Company other than as a director and his principal occupation and other business experience for the past five years.

                                     Year
                                     First       Position with Company;
Name                         Age     Elected     Business Experience
----                         ---     -------     ----------------------
Thomas A. Arrendale, Jr      77      1984        Chairman of the Board of the Company and
                                                 Habersham Bank; Director and President, Fieldale
                                                 Farms, Inc. (poultry processing and distribution)

Thomas A. Arrendale, III     40      1990        Vice Chairman of the Board of the Company;
                                                 Director of Marketing, Fieldale Farms, Inc.
                                                 (poultry processing and distribution)

James J. Holcomb             75      1984        Owner, Mt. Airy Wood Preserving (wood products)

James A. Stapleton, Jr       49      1990        President and General Manager, Habersham Metal
                                                 Products

David D. Stovall             41      1989        President and Chief Executive Officer of the
                                                 Company; Vice Chairman and Chief Executive
                                                 Officer of Habersham Bank; President and Chairman
                                                 of the Board of The Advantage Group, Inc.;
                                                 Chairman of the Board of Directors of Security
                                                 State Bank, BancMortgage Financial Corp.,
                                                 Appalachian Travel Service, Inc. and Advantage
                                                 Insurers, Inc.

                                     Year
                                     First       Position with Company;
Name                         Age     Elected     Business Experience
----                         ---     -------     ----------------------
C. Kenneth White             57      1995        Consultant, Certified Public Accountant and
                                                 Private Investor

Calvin R. Wilbanks           52      1990        Co-Owner, C.P. Wilbanks Lumber Company

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                      Meetings and Committees of the Board

       The regular meetings of the Board of Directors of the Company are scheduled to take place on the third Saturday of the first month of each quarter and otherwise as necessary. The Board of Directors of Habersham Bank is scheduled to meet on the third Saturday of each month and the Board of Directors of Security State Bank is scheduled to meet on the third Monday of each month. During 1997, the Board of Directors of the Company met five times, the Board of Directors of Habersham Bank met 12 times and the Board of Directors of Security State Bank met 12 times. Each director of the Company attended at least 75% of the meetings of the Board of Directors of the Company and the committees of which he was a member (if any), and each director of Habersham Bank and Security State Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member.

       The Board of Directors of the Company has established a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Thomas A. Arrendale, Jr. and James J. Holcomb, and was established to determine the compensation of Company officers. The Committee also administers the Company's employee stock option plans. The Committee met once in 1997.

       The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company by regulatory agencies and independent auditors; (b) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and
(c) serving as an independent party in the review of the financial information of the Company prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are: James J. Holcomb (Chairman), James A. Stapleton, Jr., C. Kenneth White and Calvin R. Wilbanks. Meetings are called by the Committee Chairman or the Company's internal auditor. During 1997, the Audit Committee met three times.

       Neither the Company nor any of its subsidiaries has a standing nominating committee.

                            Compensation of Directors

       With the exception of C. Kenneth White, the same individuals who served as directors of the Company in 1997 also served as directors of Habersham Bank. They were compensated for their service to the Company and to Habersham Bank at rates of from $500 to $3,000 per Board meeting attended. Directors of Security State Bank (including Mr. Stovall and Mr. White) receive the same compensation as directors of Habersham Bank. Directors are not compensated for their service as members of committees. Mr. Stovall received a total of $18,500 in director fees for 1997.

       Directors of the Company and its bank subsidiaries who are not employees of the Company or any of its subsidiaries are granted options annually under the Habersham Bancorp Outside Directors' Stock Option Plan (the "Directors' Plan"). On December 31 of each year, so long as the Company or the applicable bank subsidiary has a return on beginning assets of at least one percent for the prior 12-month period, each eligible director of the Company receives an option to purchase 1,000 shares of Stock at an exercise price equal to the fair market value of the Stock on the date of grant and each director of a bank subsidiary receives an option to purchase 250 shares on the same terms. Options are exercisable in full six months after the date of grant. No directors received options under the Directors' Plan in 1997.

                Compliance With Section 16(a) of the Exchange Act

       Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in their ownership of the Company's Stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1997, its directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

       Executive officers of the Company are appointed by and hold office at the discretion of the Board of Directors of the Company. The following table sets forth for each executive officer of the Company (a) the person's name, (b) his or her age at December 31, 1997, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

                                     Year
                                     First       Position and
Name                         Age     Elected     Business Experience
----                         ---     -------     ----------------------
Thomas A. Arrendale, Jr      77      1984        Chairman of the Board of the Company and Habersham
                                                 Bank; Director and President, Fieldale Farms, Inc.
                                                 (poultry processing and distribution)

David D. Stovall             41      1984        President and Chief Executive Officer of the
                                                 Company; Vice Chairman and Chief Executive Officer
                                                 of Habersham Bank; President and Chairman of the
                                                 Board of The Advantage Group, Inc.; Chairman of the
                                                 Board of Directors of BancMortgage Financial Corp.,
                                                 Security State Bank, Appalachian Travel Service,
                                                 Inc. and Advantage Insurers, Inc.

Edward D. Ariail             39      1990        Vice President and Corporate Secretary of the
                                                 Company; President and Chief Operating Officer of
                                                 Habersham Bank since April 1996; prior thereto,
                                                 Executive Vice President of Habersham Bank;
                                                 Executive Vice President of The Advantage Group,
                                                 Inc.; member of the Board of Directors of
                                                 BancMortgage Financial Corp.; Vice Chairman of the
                                                 Board of Appalachian Travel Service, Inc. and
                                                 Secretary to the Board of Advantage Insurers, Inc.

Pamela D. Spangler           50      1985        Vice President - Human Resources of the Company,
                                                 Senior Vice President of Habersham Bank and
                                                 Secretary of The Advantage Group, Inc.

                                     Year
                                     First       Position and
Name                         Age     Elected     Business Experience
----                         ---     -------     ----------------------
Annette Banks                51      1997        Vice President and Chief Financial Officer of the
                                                 Company since April 1997; prior thereto, Chief
                                                 Financial Officer of the Company and Vice
                                                 President, Controller of Habersham Bank.

Bonnie Bowling               39      1997        Vice President, Operations, Audit, Compliance of
                                                 the Company since April 1997; from December 1994 to
                                                 1997, Process Owner of Audit/Compliance of the
                                                 Company; prior thereto, Vice President of CB&T -
                                                 West Georgia, Carrollton, Georgia

Robert S. Cannon             46      1997        President, Mortgage Banking of the Company and
                                                 Principal/Director of BancMortgage Financial Corp.
                                                 since 1996; prior thereto, President of HomeBanc
                                                 Mortgage Corporation, Atlanta, Georgia

Daryl Grinstead              44      1997        Vice President, Lending of the Company since April
                                                 1997; prior thereto, Chief Lending Officer of the
                                                 Company and Senior Vice President of Habersham Bank

C. Mickle Moye               61      1997        Vice President, Commercial Banking of the Company
                                                 since April 1997 and President and Chief Executive
                                                 Officer of Security State Bank, Canton, Georgia

Lona Paulos Pope             42      1997        Vice President, Marketing of the Company and
                                                 President of Appalachian Travel, Inc. since April
                                                 1997; prior thereto, Marketing Director of the
                                                 Company and Vice President and Marketing Director
                                                 of Habersham Bank.

Anthony L. Watts             50      1997        Vice President, Mortgage Banking of the Company
                                                 since April 1997; Principal/ Director, Chief
                                                 Executive Officer of BancMortgage Financial Corp.
                                                 since 1996; prior thereto, President and Chief
                                                 Executive Officer of Mr. Vernon Federal Savings
                                                 Bank, Dunwoody, Georgia.

                             EXECUTIVE COMPENSATION

       The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company who earned over $100,000 in salary and bonus during 1997 for the fiscal years indicated. Compensation for Messrs. Cannon, Watts, Grinstead and Moye is reported only for fiscal 1997 because they were not appointed as executive officers of the Company until that year.

                           Summary Compensation Table
                           --------------------------

                                                                          Long-Term
                                                Annual Compensation(1)    Compensation(2)
                                                ----------------------    ---------------
                                                                          Securities
       Name and                                                           Underlying          All
       Principal                                   Salary                 Options/           Other
       Position                            Year      ($)     Bonus($)     SARs(#)       Compensation($)
       ---------                           ----    ------    --------     -------       ---------------
David D. Stovall                           1997   158,862        0        12,000            7,951(3)
Chief Executive Officer                    1996   132,000        0        11,000            4,844(4)
                                           1995   120,000        0        16,318(5)         7,157(6)

Robert S. Cannon                           1997   151,629        0         9,000          177,968(7)
President, Mortgage Banking of the
Company and Principal/Director of
BancMortgage Financial Corp.

Anthony L. Watts                           1997   151,629        0         9,000          177,968(7)
Vice President, Mortgage Banking of the
Company and Principal/Director and Chief
Executive Officer of BancMortgage
Financial Corp.

Daryl Grinstead                            1997   125,207        0         3,000            2,771(8)
Vice President, Lending of the Company

C. Mickle Moye                             1997   120,828        0         3,000            3,335(8)
Vice President, Commercial Banking of
the Company and President and Chief
Executive Officer of Security State Bank


-----------------------------
(1) Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under SEC regulations.

(2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, columns relating to such awards have been omitted.

(3) Includes $4,398 in Company contributions to Mr. Stovall's account under the Savings Plan and $3,553 in premiums paid by the Company in 1997 under a split dollar life insurance plan for the benefit of Mr. Stovall.

(4) Includes $3,956 in Company contributions to Mr. Stovall's account under the Savings Plan and $888 in premiums paid by the Company in 1996 under a split dollar life insurance policy for the benefit of Mr. Stovall.

(5) Includes options to purchase 6,318 shares that were granted in exchange for options to purchase common stock of Security Bancorp, Inc., which was acquired by the Company on June 30, 1995.

(6) Includes $3,604 in Company contributions to Mr. Stovall's account under the Savings Plan and $3,553 in premiums paid by the Company in 1995 under a split dollar life insurance policy for the benefit of Mr. Stovall.

(7) Includes $4,621 in Company contributions to the indicated person's account under the Savings Plan and $173,347 paid as a part of a distribution required under an agreement entered into by Habersham Bank with Messrs. Cannon and Watts relating to the establishment of BancMortgage Financial Corp. See "-Employment Agreements."

(8) Consists of Company contributions to the indicated person's account under the Savings Plan.


       The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 1997. All options shown are presently exercisable. The Company did not award any stock appreciation rights during 1997.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                          Number of        Percent of Total
                         Securities         Options Granted
                         Underlying         to Employees in     Exercise Price     Expiration
     Name              Options Granted        Fiscal Year          ($/share)          Date
     ----              ---------------        -----------          ---------          ----
David D. Stovall           12,000                15.19           $   19.00         12/31/02
Robert S. Cannon            9,000                11.39               19.00         12/31/02
Anthony L. Watts            9,000                11.39               19.00         12/31/02
Daryl Grinstead             3,000                 3.80               19.00         12/31/02
C. Mickle Moye              3,000                 3.80               19.00         12/31/02


       The following table contains information, with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during 1997 and unexercised options held as of the end of 1997.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                 Value of Unexercised
                                                 Number of Unexercised               In-the-Money
                                                 Options at FY-End (#)         Options/SARs at FY /End
                                                 ---------------------         -----------------------
                                                                                        ($)(1)
                                                                                        ------
                     Shares
                    Acquired       Value
                   on Exercise   Realized
                        (#)         ($)      Exercisable   Unexercisable     Exercisable   Unexercisable
                   -----------   ---------   -----------   -------------     -----------   -------------
    Name
    ----
David D. Stovall      10,000      106,660        49,318          0             $229,377          0
Robert S. Cannon           0            0        32,000          0              109,125          0
Anthony L. Watts           0            0        32,000          0              109,125          0
Daryl Grinstead        5,000       53,330        18,000          0               87,185          0
C. Mickle Moye             0            0        19,318          0               91,007          0



(1) Calculated by subtracting the exercise price from the market price of the Common Stock at fiscal year-end ($19.00) and multiplying the resulting figure by the number of shares subject to in-the-money options.

                              Employment Agreements

       Pursuant to an agreement dated as of January 2, 1996 among the Company, Habersham Bank (the "Bank"), BancMortgage Financial Corp. ("BancMortgage"), Robert S. Cannon and Anthony L. Watts, each of Messrs. Cannon and Watts is entitled to an annual base salary of $150,000 and a percentage of BancMortgage's annual net income before taxes. See "Executive Compensation - Summary Compensation Table." Other elements of compensation include the use of a company car, club memberships, life insurance and such other benefits as are provided under the Bank's employee benefit plans. If the Company or the Bank is acquired or if the Bank receives and wishes to accept a bona fide offer for the acquisition of BancMortgage, Messrs. Cannon and Watts have a right of first refusal to acquire BancMortgage.

                              CERTAIN TRANSACTIONS

       Some Company directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1997. Some of the directors of the Company are directors, officers, trustees or principal securities holders of corporations or other organizations which also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1997.

       All outstanding loans and other transactions with the directors, officers and principal shareholders of the Company or its subsidiaries were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations of which directors of the Company and its subsidiaries were associated. The amounts involved in such noncredit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. It is expected that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

                               ACCOUNTING MATTERS

       On February 25, 1997, the Company replaced its existing independent public accounting firm, Deloitte & Touche LLP ("Deloitte"), with KPMG Peat Marwick. Neither of Deloitte's reports on the Company's financial statements for the years ended December 31, 1995 or 1996 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. The change of accountants was approved by the Company's Board of Directors. The Company had no disagreements with Deloitte during any of the years ended December 31, 1995 or 1996 or during the interim period through February 25, 1997 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused that firm to make reference to the subject disagreement if it had not been resolved to Deloitte's satisfaction. A representative of KPMG is expected to be present at the meeting to respond to any appropriate questions and to make a statement if he or she desires to do so.


                                  MISCELLANEOUS

                              Shareholder Proposals

       Any shareholder of the Company wishing to submit a proposal for action at the next annual meeting of shareholders of the Company and desiring inclusion of the same in management's proxy materials must provide a written copy of the proposal to management of the Company not later than November 16, 1998. Any such proposal must comply in all respects with the rules and regulations of the SEC.

                                  Other Matters

       The Board of Directors of the Company knows of no other matters which may be brought before the meeting. If, however, any matter other than the election of directors or matters incident thereto should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

                      Expenses and Solicitation of Proxies

       The expenses of the solicitation will be paid by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries. The Company will request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the shares of Stock held of record by such persons, and, upon request, will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

                                                                        APPENDIX


                                HABERSHAM BANCORP

                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 18, 1998

The undersigned shareholder of Habersham Bancorp (the "Company") hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Central Office of the Company, Highway 441 North, Cornelia, Georgia on Saturday, April 18, 1998 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:   To elect the nominees listed below to serve as directors of the
              Company for the ensuing year:

              Thomas A. Arrendale, Jr., Thomas A. Arrendale III, James J. Holcomb, James A. Stapleton, Jr., David D. Stovall, C. Kenneth White and Calvin R. Wilbanks

              _____    FOR all nominees          _____    WITHHOLD AUTHORITY
                       listed above                          to vote for all
                       (except as indicated                  nominees listed
                       to the contrary below).               above.

INSTRUCTION:  To withhold authority for any individual nominees, mark "FOR"
              above, and write that nominee's name in the space below:

              ----------------------------------------------------------------

         This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR Proposal 1.

         Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                        Dated:____________________________,1998
                                              (Be sure to date your Proxy)


                                        ----------------------------------------
                                        Name(s) of Shareholder(s)


                                        ----------------------------------------
                                        Signature(s) of Shareholder(s)

         If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

         Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.



                     PLEASE RETURN PROXY AS SOON AS POSSIBLE